UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
June 16, 2006 (June 12, 2006)
Date of Report (Date of earliest event reported)

GLOBAL LOGISTICS ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32735 (Commission File Number)	43-2089172 (I.R.S. Employer Identification No.)
330 Madison Avenue, Sixth Floor
New York, NY 10017
(Address of principal executive offices) (Zip Code)
(646) 495-5155
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On June 12, 2006, the Board of Directors of Global Logistics Acquisition Corporation (the “Company”) appointed Kenneth L. Saunders as Chief Financial Officer, Treasurer, and Corporate Secretary of the Company. Prior to appointing Mr. Saunders to his new positions, the Board of Directors of the Company dismissed Mitchel Friedman from his positions as Chief Financial Officer, Treasurer and Secretary of the Company. No compensation of any kind will be paid to Mr. Saunders by the Company for services rendered prior to or in connection with a business combination. However, consistent with the other executive officers of the Company, Mr. Saunders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on behalf of the Company, including with respect to identifying potential target businesses and performing due diligence on suitable business combinations.
Mr. Saunders, age 40, has over 15 years experience in senior financial management positions at public and private entities. He is currently the Chief Financial Officer for Blue Line Advisors, Inc., a private company wholly-owned and controlled by Gregory Burns, the Company’s Chief Executive Officer and President, which provides office space and administrative support services to the Company. From May 2005 to May 2006, he was Senior Vice President of Strategy and Business Development for TNS Media Intelligence, the U.S. subsidiary of the publicly listed United Kingdom company TNS. He previously had served as Chief Financial Officer of TNS Media Intelligence from 2003 to 2005. Prior to joining TNS, Mr. Saunders spent 10 years with the National Football League, including three years based in London as Chief Financial Officer of NFL Europe. Mr. Saunders graduated with a B.S. degree in Economics from the Wharton School at the University of Pennsylvania and received his M.B.A. from Columbia University’s Graduate School of Business.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL LOGISTICS ACQUISITION CORPORATION

Date: June 16, 2006	By:	/s/	Gregory E. Burns
		Name:	Gregory E. Burns
		Title:	President and
Chief Executive Officer